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                                                                 Exhibit 10.8

                          ADVERTISING AGENCY AGREEMENT

This Agreement is made effective this 28 day of Jan. by and between C Me Run Corp. ("Client") and Interactive Business Channel ("IBC").

Now, Therefore in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, IBC and Client agree as follows:

Engagement of IBC

Client wishes to conduct a public awareness campaign to enhance the company's visibility and drive traffic to its web site.

In order to conduct an effective public awareness campaign, Client hereby retains IBC for a period of Six Months (6) commencing on Jan 29/00 with the option to renew this agreement for an additional six months.

INTERACTIVE BUSINESS CHANNEL PUBLIC AWARENESS CAMPAIGN

IBC, in order to assist Client in the conduct of its public awareness campaign will do the following:

Media Placement

IBC will coordinate the implementation of a custom strategic Internet and traditional advertising campaign utilizing affinity group marketing (i.e. e-shoppers) and its ongoing relationship with CNBC, Motley Fool, Raging Bull, TheStreet.com, Smart Money, Forbes, Morningstar, Fortune.com, Bloomberg.com, WSJ, Investors Business Daily, Barrons, Honk Kong Daily News, and Asian WSJ.

Featured Company Web Site

      IBC will host, and maintain Client's IBC Featured Public Company Web Site at http://www.ibchannel.com.

IBC Stockline Newsletter

      IBC will initially announce new feature company listing and continue to announce clients press releases in IBC's weekly StockLine email` newsletter.

Featured Company Administration

     IBC will update IBC's and/or Client's web site as needed.
     IBC will forward investor package inquiries to Client via email. IBC will develop and maintain an inquiry database.

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IBC Co-Brand / Private Label

      IBC will turnkey for client a co-branded / private label section on ibchannel.com that will enable customers to purchase Client's product offerings from IBChannel.com with links to client's main web site.

Internet Streaming Video

      IBC will coordinate one Internet streaming video interview to be broadcast online.

Internet Streaming Audio

      IBC will coordinate one Internet streaming audio interview to be broadcast online.

Interactive Conference Call

      IBC will coordinate two conference calls utilizing traditional and specialized Internet broadcasting technology.

Press Releases

      IBC will assist Client in editing, and proofreading press releases prepared and issued by Client. It is understood and agreed that IBC will have no responsibility for and will not verify the accuracy of any statements disseminated in the Client's press releases. It is further understood that all statements contained in press releases issued by Client will be those of Client. IBC shall have no liability for any statements made by Client in any publicly disseminated documents that are materially false or misleading or omit to state material facts necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

Compensation

      Client will pay IBC 50,000 Rule 144 Restricted shares, of which 25,000 will have piggy back registration rights. Additionally, CLIENT has the option to renew this agreement for an additional six months, for an additional 75,000 Rule 144 restricted shares to IBC. (All 125,000 shares of 144 stock will be issue at commencement of contract signing.)

Best Efforts Basis

      IBC agrees that it will at all times faithfully and to the best of its experience, ability and talents, perform all the duties that may be required of and from IBC pursuant to the terms of this Agreement. IBC does not guarantee that its efforts will have any impact on Client's business or that any subsequent financial improvement will result from IBC's efforts.

Cost and Expenses

      Client shall be responsible for all out-of pocket expenses, travel expenses, third party expenses, filing fees, copy and mailing expenses that IBC may incur. Before incurring

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      any expense in excess of $250.00 IBC will obtain Client's prior approval.

IBC in Not an Agent or Employee

      IBC's obligations under this Agreement consist solely of providing the Services described herein. In no event shall IBC be considered to act as the agent of Client or otherwise represent or bind Client. For purposes of this Agreement, IBC is an independent contractor.

Warranty of Client

      Client warrants to IBC that the information contained in its press releases and any other publicly disseminated information is, to the best of Client's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Indemnification By Client

      Client agrees to indemnify and hold IBC harmless from and against any and all claims, damage, or liability, including counsel fees and the costs and expense of any legal action for libel, slander, invasion of privacy, improper trade practices, illegal competition, infringement of trademark or trade name, unfair competition, infringement of copyright or licenses. Client further agrees to indemnify and hold IBC harmless from and against any and all claims, damage, or liability, including counsel fees and the costs and expense of any legal action for any misstatements of material facts or omissions to state material facts, necessary to make the statements made, in light of the circumstances under which they were made, not misleading, in any press releases or publicly disseminated information regarding Client, or any other wrongful conduct resulting from the dissemination of material supplied or produced by Client.

      The provisions of this article shall remain effective and inure to the benefit of the respective parties notwithstanding the expiration, cancellation, or termination of this Agreement.

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Client Responsible for Advertising Copy

      The client assumes full and complete responsibility and liability for the content of all advertising copy and press releases submitted and transmitted pursuant to this Agreement, and shall indemnify and hold IBC harmless against any demands, claims, or liability thereon. The Client shall reimburse IBC for any amount paid by IBC in settlement of claims or in satisfaction of judgments obtained by reason of transmission of press releases or advertising copy, and for all expenses incurred in that regard, including, but not limited to, attorney's fees and costs of litigation.

Arbitration

      Any dispute arising under this contract shall be settled by arbitration before a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the Arbitrators may be entered in any court having jurisdiction.

MISCELLANEOUS

Authority

      The execution and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of the parties hereto.

Amendment

      This Agreement may be amended or modified at any time and in any manner but only by an instrument in writing executed by the parties hereto.

Waiver

      All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

Notices

      Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when sent by facsimile transmission with a copy sent by overnight courier for next morning delivery, charges prepaid.

Headings and Captions

      The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

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Entire Agreement

      This instrument and the appendices to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts but the aggregate of the counterparts together constitutes only one and the same instrument.

Effect of Partial Invalidity

      In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

Controlling Law

      The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of California. Any dispute between the parties hereunder shall be properly commenced in arbitration proceedings and venue shall lie only in Irvine, California.

Time is of the Essence

      Time is of the essence for each and every provision hereof.

      IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year written.

      INTERACTIVE BUSINESS CHANNEL, INC.


      By:
                     ---------------------------
                     Matthew Marcus, President

      Company:       C Me Run
                     ---------------------------


      By:            /s/ Cameron Chell
                     ---------------------------

      Name:          CAMERON CHELL
                     ---------------------------

      Title:         CHAIRMAN
                     ---------------------------